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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       June 21, 2002
                                                 ----------------------


                      OPTICAL CABLE CORPORATION
             (Exact name of registrant as specified in its charter)

   Virginia                    0-27022                           54-1237042
---------------              -----------                      ----------------
(State or other              (Commission                      (I.R.S. Employer
  jurisdiction               File Number)                    Identification No.)
of incorporation)

                  5490 Concourse Drive, Roanoke, Virginia     24019
       -------------------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (540)265-0690
                                                   ---------------


         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.     Other Events and Regulation FD Disclosure

Optical Cable Corporation (the "Company") has reached an agreement to resolve the consolidated class action lawsuit filed against the Company, its former Chairman, CEO & President Robert Kopstein and other officers and directors of the Company in the United States District Court for the Western District of Virginia on May 2, 2002. The consolidated suit sought damages based on alleged misrepresentations or omissions concerning the personal margin accounts of Mr. Kopstein, among other claims.

The settlement, which is subject to final documentation, court approval and class certification, provides for a cash payment of $700,000 and the issuance of warrants to purchase two million shares of the Company's common stock at an exercise price per share calculated in a manner intended to approximate recent market prices.

The cash portion of the settlement will be paid in two installments: $500,000 upon court approval of the settlement agreement and certification of the class, and $200,000 on November 1, 2002 (or upon court approval of the settlement and certification of the class, if later). The warrants will be exercisable for five years, and the number of shares issued upon exercise of the warrants and exercise price of the warrants will be adjusted in the event of certain changes in the Company's capital structure, including any reverse stock split. The Company intends that the shares issuable upon the exercise of the warrants will be registered under the Securities Act of 1933, as amended.

The Company will record a one-time charge in fiscal third quarter 2002, which ends July 31, to reflect the settlement, including the cost of the settlement, related professional fees, and the estimated costs associated with registering the shares issuable upon exercise of the warrants.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     OPTICAL CABLE CORPORATION

Date: June 28, 2002                  /s/ Neil D. Wilkin, Jr.
                                     -----------------------
                                     Neil D. Wilkin, Jr.
                                     President and Chief Financial Officer